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Exhibit 10.4
                         MANAGEMENT SERVICES AGREEMENT


  This Agreement, dated October 1, 1997, between THT Inc., a Delaware corporation ("THT") located at 33 Riverside Avenue, Westport, CT 06880 and Stuart Management Co. a Delaware corporation ("SMC") located at 33 Riverside Avenue, Westport, CT 06880.

                              W I T N E S S E T H:

  WHEREAS, THT and SMC each desire that SMC provide certain managerial, administrative, and accounting services and personnel to THT;

  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby covenant and agree as follows:

  1.  MANAGEMENT PERSONNEL.  SMC will provide management personnel to act on
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behalf of THT as Chairman of the Board, President, Treasurer, Secretary, Chief
Executive Officer, Chief Operating Officer and Executive Vice President, and as members of the Board of Directors of THT.

  2.  ADMINISTRATIVE SUPPORT AND EXPENSES.  SMC will provide the services of
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additional personnel, as required, to carry out the services outlined in
Paragraph 3 of this agreement, except as noted in Paragraph 4 below. SMC will charge THT 75% of its actual cost to provide such additional personnel. Further SMC will charge THT 50% of its actual cost for the following expenses: rent, office equipment, office insurance, stationary and supplies, postage, telephone and repairs and maintenance expenses. It is estimated at current staffing levels that these charges will approximate $160,000 annually.

  3.  MANAGEMENT SERVICES.  SMC agrees to provide to THT "day to day"
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management and operating services in addition to accounting, shareholder relations, and other miscellaneous services as follows:

 (i)    general ledger accounting;

 (ii)   accounts receivable collections;

 (iii)  accounts payable processing;

 (iv)   monitoring of cash receipts and disbursements;

 (v) generation of quarterly financial statements relating to the current operations of THT;

 (vi) provision of the time of personnel in the employ of SMC in performance of the services covered hereby;

 (vii)  Securities and Exchange Commission ("SEC") reporting;

 (viii) monitoring and supervision of any litigation and threatened litigation against THT;

 (ix)   State and Federal tax return filings;

 (x) ordinary correspondence with shareholders, stockbrokers, market markers and the Transfer Agent of THT stock;
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  (xi)  due diligence and other services performed in efforts to help consummate proposed acquisitions for THT;

  (xii) supervision, monitoring and operational responsibility for each of THT's two subsidiaries (Setterstix Corp. and Jackburn Mfg., Inc.).

  4.   ADDITIONAL PERSONNEL.  To the extent there are extraneous factors
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which increase the staffing levels required by SMC to manage THT (i.e., acquisition of a third operating subsidiary by THT, or special projects requested by THT), the payment for services outlined in Paragraph 5 below will be reevaluated and renegotiated between SMC and THT.

  5.   PAYMENT FOR SERVICES.  In consideration for the services provided
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hereunder to THT, THT shall pay SMC a Management Fee in the amount of $760,000 per year, plus THT's allocated portion of expenses as outlined in Paragraph 2 above, plus an incentive-related performance bonus as authorized by THT's Board of Directors. SMC personnel shall be reimbursed for ordinary out-of-pocket business expenses incurred while performing services for THT.

  6.   TERM.  This Agreement shall terminate one year from the date first
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written above, unless otherwise extended upon such terms and conditions as the parties shall agree upon in writing.

  7.   MISCELLANEOUS.
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       (a) Governing Law.  This Agreement and the rights and obligations of
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the parties hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware.

       (b) Descriptive Headings.  The descriptive headings of the Sections of
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this Agreement are intended for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

       (c) Counterparts.  This Agreement may be executed in any number of
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counterparts, and all of such counterparts shall together constitute one and the same instrument.

       (d) Severability.  Any provision of this Agreement which is illegal,
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invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without affecting the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


THT INC.                            Stuart Management Co.



By:    /s/Frederick A. Rossetti          By:   /s/Paul K. Kelly
       --------------------------             ---------------------------
Name:  Frederick A. Rossetti             Name:  Paul K. Kelly
Title:  President                        Title:  President